FIRST AMENDMENT TO INDUSTRIAL LEASE


                    This FIRST AMENDMENT TO INDUSTRIAL LEASE ("Amendment"), is hereby made and entered into on and as of the third day of April, 1997, by and between G.F. PROPERTIES, INC., a California corporation, as "Landlord" and SANDISK CORPORATION, a Delaware corporation, as "Tenant", in respect of the premises commonly known and referred to as 140 Caspian Court, Sunnyvale, California, (the "Premises")

                    WHEREAS, by that certain INDUSTRIAL LEASE, dated March 1, 1996 (the "Lease"), Landlord leased the entirety of the Premises to Tenant, and

                    WHEREAS, Tenant has, under date of December 30, 1996, exercised the First Expansion Option (as defined in Section 40(a) of the Lease) with respect to the building commonly known and referred to as 111 West Java Drive, Sunnyvale, California ("111 Java"), and

                    WHEREAS, Landlord has, with Tenant's approval, executed and delivered to the current tenant of 111 Java an amendment to the existing lease between Landlord and the current tenant of 111 Java which extends the term of the existing lease on 111 Java until the earlier of December 31, 1998, or twelve
(12) months following the giving of notice of election to terminate by either Landlord or the existing tenant of Ill Java to the other party, one copy of which is attached hereto, marked EXHIBIT A, and incorporated by this reference, and

                    WHEREAS, in order to accommodate the foregoing without extending the originally agreed upon term of Tenant's existing lease, Landlord and Tenant are desirous of amending the INDUSTRIAL LEASE as set forth herein,

                    NOW, THEREFORE, in consideration of the above recitals and for other fair and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:

1. Exercise of First Expansion Option. Landlord and Tenant hereby acknowledge and agree that, by letter dated December 30, 1996, Tenant has exercised the First Expansion Option.

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2. Notice of Termination of Tenancy on 111 Java.

         (a) Landlord agrees that, promptly upon its receipt from the current tenant of 111 Java of any notice of termination of the tenancy of such tenant, Landlord shall notify Tenant of such receipt and of the consequent date of termination of the tenancy.

         (b) Landlord agrees that, promptly upon its receipt of written notice from Tenant at any time prior to December 31, 1997, that Tenant is desirous of taking occupancy and possession of 111 Java twelve (12) months thereafter, Landlord will promptly give the current tenant of 111 Java twelve (12) months written notice of Landlord's election to terminate the lease on 111 Java in accordance with the applicable provisions of the lease between Landlord and the current tenant of 111 Java.

3. Lease Terms - 111 Java.

         Within thirty (30) days of the receipt by Landlord of any notice described in either Section 2(a) or Section 2(b) of this Amendment, Landlord shall prepare and Landlord and Tenant shall execute a lease on 111 Java ("111 Java Lease"), on the terms and conditions set forth in this Lease, as amended, with the following exceptions:

         (a) The initial term of the 111 Java Lease shall commence promptly upon the vacation of 111 Java by the current tenant of 111 Java.

         (b) The initial term of the 111 Java Lease shall terminate on July 31, 2001, unless earlier terminated in accordance with the terms and conditions of the Lease.

         (c) The rent payable by Tenant under the 111 Java Lease shall be calculated by applying the "Rent per RSF per month" which applies under Section 5 of the Lease to the then current period of the Term to the rentable square feet of 111 Java as determined by Landlord and submitted to Tenant upon the vacation of 111 Java by the current tenant. The rent payable by Tenant under the 111 Java Lease shall be subject to the same increases, during the same periods, as apply to the calculation of Monthly Rent under Section 5 of this Lease.

         (d) During the course of the existing lease on 111 Java, Landlord constructed for the benefit of the existing tenant of 111 Java three (3) additions to the original space within 111 Java. The additions include one subterranean storage area which is located directly under 111 Java, one fully enclosed storage area which extends beyond the original footprint of 111 Java, and one partially enclosed storage area which extends beyond the original footprint of 111 Java.


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                   (i) Landlord and Tenant agree that the  subterranean  storage area under 111 Java and the partially enclosed storage area which extends beyond the original footprint of 111 Java shall each be included in the 111 Java Premises, but the square footage of neither the subterranean storage area under 111 Java nor the partially enclosed storage area which extends beyond the original footprint of 111 Java shall be included in the calculation of rent under Section 3(c) of this Amendment or under Section 5 of the Lease.

                   (ii) Landlord and Tenant agree that the fully enclosed storage area which extends beyond the original footprint of 111 Java shall be included in the 111 Java Premises, it shall be identified as "Warehouse Space", and the rent (and increases in rent under Section 5 of the Lease) payable by Tenant for the square footage of the Warehouse Space shall be calculated at the rate of one-half of the "Rent per RSF per month" which applies under Section 5 of the Lease to the then current period of the Term to the rentable square feet of 111 Java.

         (e) Landlord agrees that Tenant shall be entitled to a rent credit which shall be credited against the rent due from Tenant to Landlord during the first months of the 111 Java Lease. The rent credit shall be calculated by multiplying the number of full calendar months during which the current tenant of 111 Java remains in possession of 111 Java after December 31, 1997, by the sum of $5,283.60. Tenant's entitlement to such rent credit shall continue, but shall not increase, during any period in which the current tenant of 111 Java continues its occupancy and control of 111 Java past the expiration or earlier termination of its lease, provided, however, that Tenant shall only be entitled to such rent credit during any such holdover period if and to the extent that the current tenant of 111 Java actually pays its rent to Landlord during such holdover period. Any such rent credit which is for less than one full month shall be prorated based on the actual number of days of the month involved.

4. Landlord shall expend its best efforts to cause the current tenant of 111 Java to vacate 111 Java upon the expiration or earlier termination of its lease on 111 Java

5. As required by the Lease, Landlord shall, prior to the commencement of Tenant's right to occupancy and possession of 111 Java and at Landlord's sole cost and expense, provide Tenant with a current update of the Phase I ESA, as the Phase I ESA relates to 111 Java, which shall be the Entrance Assessment for 111 Java.

6. This Amendment shall not become effective unless and until the current tenant of ill Java executes and delivers to Landlord one copy of EXRIBIT A to this Amendment within thirty (30) days of the date hereof.


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7. Capitalized terms which are used but not defined in this Amendment shall have the meaning ascribed to them in the Lease.

8. As herein amended, the Lease is ratified and continues in full force and effect.

                    IN WITNESS WHEREOF, the parties have executed this FIRST AMENDMENT TO INDUSTRIAL LEASE as of the date first above written.


LANDLORD:

By /s/ Stephen R. Barbieri
------------------------------
Stephen R. Barbieri, Secretary

G. F. PROPERTIES, INC.,
a California corporation,


TENANT:

By /s/ Cindy Burgdorf
---------------------------------------
Cindy Burgdorf, Chief Financial Officer

SANDISK CORPORATION,
a Delaware corporation,







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                                    EXHIBIT A

                       THIRD AMENDMENT TO COMMERCIAL LEASE


                    This THIRD AMENDMENT TO COMMERCIAL LEASE ("Amendment") is hereby made and entered into on and as of the ___ day of March, 1997, by and between G. F. PROPERTIES, INC., a California corporation, as "Landlord", and LOCKHEED MARTIN CORPORATION, a Maryland corporation, as "Tenant", in respect of the premises commonly known and referred to as 111 West Java Drive, Sunnyvale, California, (the "Premises").

                    WHEREAS, by that certain COMMERCIAL LEASE, dated November 1986, Landlord leased the entirety of the Premises to Tenant for an initial term of seven (7) years, and

                    WHEREAS, by that certain FIRST AMENDMENT TO COMMERCIAL LEASE, dated November 30, 1993, Landlord and Tenant amended the COMMERCIAL LEASE, and

                    WHEREAS, by that certain SECOND AMENDMENT TO COMMERCIAL LEASE, dated June 1, 1996, Landlord and Tenant amended the COMMERCIAL LEASE, and

                    WHEREAS, Landlord and Tenant have agreed to extend the term of the Lease, as amended, for a further term as outlined in this Amendment,

                    NOW, THEREFORE, Landlord and Tenant hereby covenant and agree as follows:

                    1.  Subsection (A) of Section 3 of the Lease,  as amended by
Section 1 of the FIRST  AMENDMENT TO COMMERCIAL  LEASE and as further amended by
Section 1 of the SECOND AMENDMENT TO COMMERCIAL LEASE, is hereby further amended to read as follows:

                    "(A) The extended term of this Lease shall expire on December 31, 1998, unless earlier terminated in accordance with the provisions of this Lease, as amended by this THIRD AMENDMENT TO COMMERCIAL
          LEASE."
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


                    2. The following is added to Section 3 of the Lease:

          '"Notwithstanding any provision of this Lease to the contrary, either Landlord or Tenant shall have the right, at any time during the remaining Term of this Lease, to terminate this Lease upon giving the other party at least twelve (12) month's advance written notice of exercise of this right to terminate and, twelve (12) months after the receipt of such notice by the non-exercising party, the term of this Lease shall terminate, provided, however, that neither party shall have the right, by giving such notice) to extend the Term of this Lease beyond December31, 1998."

                    3)   The following is added to Section 4 of the Lease:

          "The Base Monthly Rent during that portion of the Term of this Lease which commences on January 1, 1998 shall be $62,900.00 per month."

                    4) The provisions of Section 4 of the SECOND AMENDMENT TO COMMERCIAL LEASE shall continue to apply through the term of the Lease as extended by this THIRD AMENDMENT TO COMMERCIAL LEASE.

                    5) The provisions of Section 7 of the Lease are hereby modified to substitute "one hundred fifty percent (150%)" for "one hundred ten percent (110%)".

                    6) As herein amended, the Lease is ratified and continues in full force and effect.

                    IN WITNESS WHEREOF, the parties have executed this THIRD AMENDMENT TO COMMERCIAL LEASE as of the date first above written.

LANDLORD:                             TENANT:


G.  F. PROPERTIES, INC.,              LOCKHEED MARTIN CORPORATION,
a California corporation,             a Maryland corporation,


By /s/ Stephen R. Barbieri            By
--------------------------            ---------------------------
Stephen R. Barbieri, Secretary        Name:
                                      Title:

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